EXHIBIT 23-A





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of GPU, Inc. on Form S-8 (File Nos. 33-32325, 33-32326, 33-34661, 33-32327,
33-51037, 33-32328 and 33-51035), and Form S-3 (File No. 33-30765) of our report dated February 10, 2000, on our audits of the consolidated financial statements and financial statement schedule of GPU, Inc. and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 20, 2000